FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into this day September of 1999 (the "Agreement") by and among American Skandia Life Assurance Corporation, organized under the laws of the State of Connecticut (the "Company"), on behalf of itself and each separate account of the Company named in Schedule A to this Agreement, as may be amended from time to time (each separate account referred to as the "Separate Account" and collectively as the "Separate Accounts"); First Defined Portfolio Fund LLC, a non-diversified open-end management investment company organized as a limited liability company under the laws of the State of Delaware (the "Fund"); First Trust Advisors L.P., a limited partnership organized under the laws of the State of Illinois and investment adviser to the Fund (the "Adviser"); and Nike Securities L.P. (the "Distributor"), a corporation organized under the laws of the State of Illinois and principal underwriter/distributor of the Fund.

WHEREAS, the Fund engages in business as an open-end management investment company and was established exclusively for the purpose of serving as the investment vehicle for sub-accounts of American Skandia Life Assurance Corporation Variable Separate Account B which was established as a vehicle to support various variable annuity contracts to be offered by American Skandia Life Assurance Corporation; and

WHEREAS, beneficial interests in the Fund are divided into several series of membership interests, each representing the interest in a particular managed portfolio of securities and other assets (each a "Portfolio" and collectively the "Portfolios"); and

WHEREAS, the Company, as depositor, has established the Separate Accounts to serve as investment vehicles for certain variable annuity contracts and variable life insurance policies and funding agreements offered by the Company set forth on Schedule A (the "Contracts"); and

WHEREAS, the Separate Accounts are duly organized, validly existing segregated asset accounts, established by resolutions of the Board of Directors of the Company under the insurance laws of the State of Connecticut, to set aside and invest assets attributable to the Contracts; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase membership interests of the Portfolios named in Schedule B, as such schedule may be amended from time to time (the "Designated Portfolios") on behalf of the Separate Accounts to fund the Contracts;

WHEREAS, the Distributor is authorized to sell such membership interests of the Portfolios to unit investment trusts such as the Separate Accounts at net asset value.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Adviser and the Distributor agree as follows:

                  ARTICLE I - SALE OF FUND MEMBERSHIP INTERESTS

1.1 The Distributor agrees to sell to the Company those membership interests of the Designated Portfolios which the Company orders on behalf of each Separate Account, executing such orders on a daily basis at the net asset value (and with no sales charges) next computed after receipt and acceptance by the Fund or its designee of the order for the membership interests of the Fund. For purposes of this Section 1.1, the Company will be the designee of the Fund for receipt of such orders from each Separate Account and receipt by such designee will constitute receipt by the Fund; provided that the Fund receives notice of such order by 11:00 a.m. Eastern Time on the next following business day. "Business Day" will mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission (the "Commission"). The Fund may net the notice of redemptions it receives from the Company under Section 1.3 of this Agreement against the notice of purchases it receives from the Company under this Section 1.1.

1.2 The Company will pay for Fund membership interests on the next Business Day after an order to purchase Fund membership interests is made in accordance with Section 1.1. Payment will be made in federal funds transmitted by wire. Upon receipt by the Fund of the payment, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

1.3 The Fund agrees to redeem for cash, upon the Company's request, any full or fractional membership interests of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its agent of the request for redemption. For purposes of this Section 1.3, the Company will be the designee of the Fund for receipt of requests for redemption from each Separate Account and receipt by such designee will constitute receipt by the Fund; provided the Fund receives notice of such requests for redemption by 11:00 a.m. Eastern Time on the next following Business Day. Payment will be made in federal funds transmitted by wire to the Company's account as designated by the Company in writing from time to time, on the same Business Day the Fund receives notice of the redemption order from the Company. After consulting with the Company, the Fund reserves the right to delay payment of redemption proceeds, but in no event may such payment be delayed longer than the period permitted under Section 22(e) of the Investment Company Act of 1940 (the "1940 Act"). The Fund will not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds; the Company alone will be responsible for such action. If notification of redemption is received after 11:00 Eastern Time, payment for redeemed membership interests will be made on the next following Business Day. The Fund may net the notice of purchases it receives from the Company under Section 1.1 of this Agreement against the notice of redemptions it receives from the Company under this Section 1.3.

1.4 The Fund agrees to make membership interests of the Designated Portfolios available continuously for purchase at the applicable net asset value per share by the Company and its separate accounts on those days on which the Fund calculates the net asset value of each Designated Portfolio pursuant to rules of the Commission; provided, however, that the Board of Trustees of the Fund (the "Fund Board") may refuse to sell membership interests of any Portfolio to any person, or suspend or terminate the offering of membership interests of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Fund Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

1.5 The Fund and the Distributor agree that membership interests of the Fund will be sold only to the Company and its separate accounts of the Company set forth on Schedule A. No membership interests of any Portfolio will be sold directly to the general public.

1.6 The Company agrees to purchase and redeem the membership interests of the Designated Portfolios offered by the then current prospectus of the Fund in accordance with the provisions of such prospectus.

1.7 Issuance and transfer of the Fund's membership interests will be by book entry only. Stock certificates will not be issued to the Company or to any Separate Account. Purchase and redemption orders for Fund membership interests will be recorded in an appropriate title for each Separate Account or the appropriate sub-account of each Separate Account.

1.8 The Fund will furnish same day notice (by facsimile) to the Company of the declaration of any income, dividends or capital gain distributions payable on each Designated Portfolio's membership interests. The Company hereby elects to receive all such dividends and distributions as are payable on the Portfolio membership interests in the form of additional membership interests of that Portfolio at the ex-dividend date net asset values. The Company reserves the right to revoke this election and to receive all such dividends and distributions in cash. The Fund will notify the Company of the number of membership interests so issued as payment of such dividends and distributions.

1.9 The Fund will make the net asset value per share for each Designated Portfolio available to the Company via electronic means on a daily basis as soon as reasonably practical after the net asset value per share is calculated and will use its best efforts to make such net asset value per share available by 5:30 p.m., Eastern Time, each Business Day. If the Fund provides the Company materially incorrect net asset value per share information (as determined under SEC guidelines), the Company shall be entitled to an adjustment to the number of membership interests purchased or redeemed to reflect the correct net asset value per share. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported to the Company upon discovery by the Fund.

                   ARTICLE II - REPRESENTATIONS AND WARRANTIES

2.1 The Company represents and warrants that the Contracts are or will be registered under the Securities Act of 1933 (the "1933 Act"), or are exempt from registration thereunder, and that the Contracts will be issued and sold in compliance with all applicable federal and state laws. The Company further represents and warrants that: (i) it is an insurance company duly organized and in good standing under applicable law; (ii) it has legally and validly established each Separate Account as a separate account under Section 38a-433 of the General Statutes of Connecticut; (iii) each Separate Account is or will be registered as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or is exempt from registration thereunder; and (iv) it will maintain such registration for so long as any Contracts are outstanding. The Company will amend each registration statement under the 1933 Act for the Contracts and the registration statement under the 1940 Act for the Separate Account from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company will register and qualify the Contracts for sale in accordance with the securities laws of the various states only if, and to the extent, deemed necessary by the Company.

2.2 Subject to the Fund's representations in Article III, the Company represents that the Contracts are currently and at the time of issuance will be treated as annuity contracts and/or life insurance policies (as applicable) under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Fund and the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.3 The Company represents and warrants to the Fund, the Adviser, and the Distributor that its has a Year 2000 compliance program in existence and that each reasonably intends to be Year 2000 compliant so as to be able perform all of the services and/or obligation contemplated by or under this Agreement without interruption. The Company shall immediately notify the Fund, the Adviser, and the Distributor if it determines that it will be unable perform all of the services and/or obligations contemplated by or under this Agreement in a manner that is Year 2000 complaint.

2.4 The Company represents and warrants that it will not purchase membership interests of the Designated Portfolio[s] with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

2.5 The Fund represents and warrants that membership interests of the Designated Portfolio[s] sold pursuant to this Agreement will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is and will remain registered as an open-end management investment company under the 1940 Act for as long as such membership interests of the Designated Portfolio[s] are sold. The Fund will amend the registration statement for its membership interests under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its membership interests. The Fund will register and qualify the membership interests of the Designated Portfolio[s] for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Distributor.

2.6 The Fund represents that it will use its best efforts to comply with any applicable state insurance laws or regulations as they may apply to the investment objectives, policies and restrictions of the Portfolios, to the extent specifically requested in writing by the Company. If the Fund cannot comply with such state insurance laws or regulations, it will so notify the Company in writing. The Fund makes no other representation as to whether any aspect of its operations (including, but not limited to, fees and expenses, and investment policies) complies with the insurance laws or regulations of any state. The Company represents that it will use its best efforts to notify the Fund of any restrictions imposed by state insurance laws that may become applicable to the Fund as a result of the Separate Accounts' investments therein. The Fund and the Adviser agree that they will furnish the information required by state insurance laws in order for the Company to obtain the authority needed to issue the Contracts in various states.

2.7 The Fund undertakes to comply with the terms and conditions of its plan of distribution pursuant to Rule 12b-1 under the 1940 Act and to have the trustees of its Fund Board, a majority of whom are not "interested" persons of the Fund, approve any plan under Rule 12b-1 to finance distribution expenses.

2.8 The Fund represents that it is a limited liability company lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with applicable provisions of the 1940 Act.

2.9 The Fund represents and warrants that all of its trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund will to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.10 The Adviser represents and warrants that: (i) it is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended and will remain duly registered under all applicable federal and state securities laws; and (ii) it will perform its obligations for the Fund in accordance in all material respects with the laws of the State of Illinois and any applicable state and federal securities laws.

2.11 The Distributor represents and warrants that it: (i) is registered as a broker-dealer under the Securities and Exchange Act of 1934, as amended (the "1934 Act") and will remain duly registered under all applicable federal and state securities laws; (ii) is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); (iii) serves as principal underwriter/distributor of the Fund; and (iv) will perform its obligations for the Fund in accordance in all material respects with the laws of the State of Illinois and any applicable state and federal securities laws.

2.12 The Fund, the Adviser and the Distributor represent and warrant to the Company that each has a Year 2000 compliance program in existence and that each reasonably intends to be Year 2000 compliant so as to be able perform all of the services and/or obligations contemplated by or under this Agreement without interruption. The Fund, the Adviser, and the Distributor shall immediately notify the Company if it determines that it will be unable perform all of the services and/or obligations contemplated by or under this Agreement in a manner that is Year 2000 compliant.

                          ARTICLE III - FUND COMPLIANCE

3.1 The Fund represents that it will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, as amended from time to time, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and with Section 817(d) of the Code, relating to the definition of a variable contract, and any amendments or other modifications to such Section or Regulation. The Fund will notify the Company immediately upon having a reasonable basis for believing that the Fund or a Portfolio thereunder has ceased to comply with the diversification requirements or that the Fund or Portfolio might not comply with the diversification requirements in the future. In the event of a breach of this representation by the Fund, it will take all reasonable steps to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

3.2 The Adviser agrees to provide the Company with a certificate or statement indicating compliance by each Portfolio of the Fund with
         Section 817(h) of the Code, such certificate or statement to be sent to the Company no later than thirty (30) days following the end of each calendar quarter.

3.3 The Company acknowledges and agrees that the Fund is not responsible for other factors unrelated to the Fund's compliance with Section 817(h) of the Code that could result in the Contracts not being treated as variable contracts under the Code.

               ARTICLE IV - PROSPECTUS AND PROXY STATEMENTS/VOTING

4.1 The Fund or the Distributor will provide the Company with as many copies of the current Fund prospectus and any supplements thereto for the Designated Portfolio[s] as the Company may reasonably request for distribution, at the Fund's or Distributor's expense, to Contract owners at the time of Contract fulfillment and confirmation. To the extent that the Designated Portfolio[s] are one or more of several Portfolios of the Fund, the Fund shall bear the cost of providing the Company only with disclosure related to the Designated Portfolio[s]. The Fund will provide, at the Fund's or Distributor's expense, as many copies of said prospectus as necessary for distribution, at the Fund's or Distributor's expense, to existing Contract owners. The Fund will provide the copies of said prospectus to the Company or to its mailing agent. The Company will distribute the prospectus to existing Contract owners and will bill the Fund or Distributor for the reasonable cost of such distribution. If requested by the Company, in lieu thereof, the Fund or Distributor will provide such documentation, including a final copy of a current prospectus set in type at the Fund's or Distributor's expense, and other assistance as is reasonably necessary in order for the Company at least annually (or more frequently if the Fund prospectus is amended more frequently) to have the new prospectus for the Contracts and the Fund's new prospectus printed together, in which case the Fund or Distributor agrees to pay its proportionate share of reasonable expenses directly related to the required disclosure of information concerning the Fund. The Fund or Distributor will, upon request, provide the Company with a copy of the Fund's prospectus through electronic means to facilitate the Company's efforts to provide Fund prospectuses via electronic delivery, in which case the Fund or Distributor agrees to pay its proportionate share of reasonable expenses related to the required disclosure of information concerning the Fund.

4.2 The Fund's prospectus will state that the Statement of Additional Information (the "SAI") for the Fund is available from the Distributor.

4.3 The Fund, at its expense, will provide the Company or its mailing agent with copies of its proxy material, if any, reports to members/Contract owners and other permissible communications to members/ Contract owners in such quantity as the Company will reasonably require. The Company will distribute this proxy material, reports and other communications to existing Contract owners and will bill the Fund for the reasonable cost of such distribution.

4.4      If and to the extent required by law, the Company will:
         (a)  solicit voting instructions from Contract owners;
         (b) vote the membership interests of the Designated Portfolios held in the Separate Account in accordance with instructions received from Contract owners; and
         (c) vote membership interests of the Designated Portfolios held in the Separate Account for which no timely instructions have been received, in the same proportion as membership interests of such Designated Portfolio for which instructions have been received from the Company's Contract owners, so long as and to the extent that the Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable Contract owners. The Company reserves the right to vote Fund membership interests held in any segregated asset account in its own right, to the extent permitted by law. The Company will be responsible for assuring that the Separate Accounts participating in the Fund calculates voting privileges in a manner consistent with all legal requirements, including the Proxy Voting Procedures set forth in Schedule C.

4.5 The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, the Fund either will provide for annual meetings (except insofar as the Commission may interpret
         Section 16 of the 1940 Act not to require such meetings) or, as the Fund currently intends, to comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of the 1940 Act) as well as with Sections 16(a) and, if and when applicable, 16(b) of the 1940 Act. Further, the Fund will act in accordance with the Commission's interpretation of the requirements of
         Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.

                   ARTICLE V - SALES MATERIAL AND INFORMATION

5.1 The Company will furnish, or will cause to be furnished, to the Fund or the Distributor, each piece of sales literature or other promotional material in which the Fund, the Adviser or the Distributor is named, at least ten (10) business days prior to its use. No such material will be used if the Fund or the Distributor reasonably objects to such use within five (5) business days after receipt of such material.

5.2 The Company will not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or SAI for Fund membership interests, as such registration statement, prospectus and SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in published reports for the Fund which are in the public domain or approved by the Fund, the Adviser or the Distributor for distribution, or in sales literature or other material provided by the Fund, the Adviser or the Distributor, except with permission of the Fund, the Adviser or the Distributor. The Fund and the Adviser agree to respond to any request for approval on a prompt and timely basis.

5.3 The Fund, the Adviser or the Distributor will furnish, or will cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its separate account is named, at least ten (10) business days prior to its use. No such material will be used if the Company reasonably objects to such use within five (5) business days after receipt of such material.

5.4 The Fund, the Adviser or the Distributor will not give any information or make any representations or statements on behalf of the Company or concerning the Company, each Separate Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or SAI for the Contracts, as such registration statement, prospectus and SAI may be amended or supplemented from time to time, or in published reports for each Separate Account or the Contracts which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other material provided by the Company, except with permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis.

5.5 The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its membership interests, contemporaneously with the filing of each such document with the Commission or the NASD.

5.6 The Company will provide to the Fund at least one complete copy of all definitive prospectuses, definitive SAI, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or each Separate Account, contemporaneously with the filing of each such document with the Commission or the NASD (Except that with respect to post-effective amendments to such prospectuses and SAIs and sales literature and promotional material, only those prospectuses and SAIs and sales literature and promotional material that relate to or refer to the Fund will be provided.) In addition, the Company will provide to the Fund at least one complete copy of (i) a registration statement that relates to the Contracts or each Separate Account, containing representative and relevant disclosure concerning the Fund; and (ii) any post-effective amendments to any registration statements relating to the Contracts or such Separate Account that refer to or relate to the Fund.

5.7 For purposes of this Article V, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (i.e., on-line networks such as the Internet or other electronic messages)), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, SAIs, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD Conduct Rules, the 1933 Act or the 1940 Act.

5.8 The Fund, the Adviser, and the Distributor hereby consent to the Company's use of the names First Defined Portfolios Fund LLC, First Trust Advisors L.P. and Nike Securities L.P., as well as the names of the Designated Portfolios set forth in Schedule B of this Agreement, in connection with marketing the Contracts, subject to the terms of Sections 5.1 and 5.2 of this Agreement. The Fund, the Adviser and the Distributor hereby consent to the use of any trademark, tradename, service mark or logo used by the Fund, the Adviser, or the Distributor subject to the Fund's, the Adviser's or the Distributor's approval of such use and in accordance with reasonable requirements of the Fund or the Adviser. Such consent will terminate with the termination of this Agreement. The Company agrees and acknowledges that either of the Fund, the Adviser or the Distributor are the owner of the name, trademark, tradename, service mark or logo and that all use of any designation comprised in whole or in part of the name, trademark, tradename, service mark or logo under this Agreement shall inure to the benefit of the Fund, Adviser and/or the Distributor.

5.9 The Company hereby consents to the Advisor's or Distributor's use of the name American Skandia Life Assurance Corporation, as well as the names of the Company's Contracts set forth in Schedule A of this Agreement, subject to the terms of Sections 5.1 and 5.2 of this Agreement. The Company hereby consents to the use of any trademark, tradename, service mark or logo used by the Company, subject to the Company's approval of such use and in accordance with reasonable requirements of the Company. Such consent will terminate with the termination of this Agreement. The Adviser and Distributor agree and acknowledges that the Company is the owner of the name, trademark, tradename, service mark or logo and that all use of any designation comprised in whole or in part of the name, trademark, tradename, service mark or logo under this Agreement shall inure to the benefit of the Company.

5.10 The Fund, the Adviser, the Distributor and the Company agree to adopt and implement procedures reasonably designed to ensure that information concerning the Company, the Fund, the Adviser or the Distributor, respectively, and their respective affiliated companies, that is intended for use only by brokers or agents selling the Contracts (i.e. information that is not intended for distribution to Contract owners or prospective Contract owners) and is properly marked as "Not For Use With The Public" or "For Broker-Dealer Use Only" and that such information is only so used.

                     ARTICLES VI - FEES, COSTS AND EXPENSES

6.1 The Fund will pay no fee or other compensation to the Company under this Agreement, except subject to a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses, in which case, subject to obtaining any required exemptive orders or other regulatory approvals, the Fund may make payments to the Distributor as a service fee to compensate the Company for providing services to owners of the Contracts in such amounts agreed to by the Fund in writing and as described in Schedule D. Each party, however, shall in accordance with the allocation of expenses specified in this Agreement, reimburse other parties for expenses initially paid by one party but allocated to another party. In addition, nothing herein shall prevent the parties hereto from otherwise agreeing to perform, and arranging for appropriate compensation for, other administrative services provided to Contract owners relating to the Fund that are not primarily intended to result in the sale of shares of the Designated Portfolios.

6.2 All expenses incident to performance by the Fund of this Agreement will be paid by the Fund or the Distributor to the extent permitted by law. All membership interests of the Designated Portfolios will be duly authorized for issuance and registered in accordance with applicable federal law and, to the extent deemed advisable by the Fund, in accordance with applicable state law, prior to sale. The Fund will bear the expenses for the cost of registration and qualification of the Fund's membership interests, including without limitation, the preparation of and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices with respect to membership interests of the Fund; preparation and filing of the Fund's prospectus, SAI and registration statement, proxy materials and reports; typesetting the Fund's prospectus; typesetting and printing proxy materials and reports to Contract owners (including the costs of printing a Fund prospectus that constitutes an annual report); the preparation of all statements and notices required by any federal or state law; all taxes on the issuance or transfer of the Fund's membership interests; any expenses permitted to be paid or assumed by the Fund pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act; and other costs associated with preparation of prospectuses and SAIs for the Designated Portfolios in electronic or typeset format, as well as any distribution expenses as set forth in
         Article III of this Agreement.

6.3 The Company shall bear all expenses associated with the registration, qualification, and filing of the Contracts under applicable federal securities and state insurance laws; the cost of preparing, printing, and distributing the Contracts' prospectus and SAI; and the cost of printing and distribution annual individual account statements for Contract owners are required by state law.

                          ARTICLE VII - INDEMNIFICATION

7.1      Indemnification by the Company

         (a) The Company agrees to indemnify and hold harmless the Fund, the Adviser, the Distributor, and each of its directors, officers, partners, employees or agents and each person, if any, who controls or is associated with the Fund, the Adviser, or the Distributor within the meaning of such terms under the federal securities laws (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or actions in respect thereof (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or litigation in respect thereof) or settlements:
              (1) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or SAI for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund, the Adviser, or the Distributor for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund membership interests; or
              (2) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the Fund registration statement, prospectus, SAI or sales literature or other promotional material of the Fund, or any amendment or supplement to the foregoing, not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund membership interests; or
              (3) arise out of untrue statement or alleged untrue statement of a material fact contained in the Fund registration statement, prospectus, SAI or sales literature or other promotional material of the Fund (or amendment or supplement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make such statements not misleading in light of the circumstances in which they were made, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company or persons under its control; or
              (4) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or
              (5) arise out of any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement;

                  except to the  extent  provided  in  Sections  7.1(b)  and 7.4 hereof. This indemnification will be in addition to any liability that the Company otherwise may have.
         (b) No party will be entitled to indemnification under Section 7.1(a) if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of such party's duties and obligations under this Agreement.
         (c) The Indemnified Parties promptly will notify the Company of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Fund membership interests or the Contracts or the operation of the Fund.

7.2      Indemnification by the Distributor

         (a) The Distributor agrees to indemnify and hold harmless the Company and each of its directors, officers, employees or agents and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws (collectively, the "Indemnified Parties" for purposes of this
              Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or litigation in respect thereof) or settlements:
              (1) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or SAI for the Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature of the Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Fund membership interests; or
              (2) arise out of or as a result of statements or representations (other than statements or representations contained in the Contracts or in the Contract or Fund registration statements, prospectuses or statements of additional information or sales literature or other promotional material for the Contracts or of the Fund, or any amendment or supplement to the foregoing, not supplied by the Adviser or the Fund or persons under the control of the Adviser or the Fund respectively) or wrongful conduct of the Distributor or persons under the control of the Distributor, with respect to the sale or distribution of the Contracts or Fund membership interests; or
              (3) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature or other promotional material covering the Contracts (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated or necessary to make such statement or statements not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Distributor or persons under the control of the Distributor; or
              (4) arise as a result of any failure by the Distributor to provide the services and furnish the materials under the terms of this Agreement;

              except to the extent provided in Sections 7.2(b) and 7.4 hereof. This indemnification will be in addition to any liability that the Distributor otherwise may have.
         (b) The Company will not be entitled to indemnification under Section 7.2(a) if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of such party's duties and obligations under this Agreement, including the Company's failure to ensure that the Contracts will be treated as variable contracts under the Code for reasons other than the Fund's compliance with
              Section 817(h) of the Code.
         (c) The Indemnified Parties will promptly notify the Distributor of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the Separate Account.

7.3      Indemnification by the Fund & Adviser

         (a) The Fund and the Adviser agree to indemnify and hold harmless the Company and each of its directors, officers, employees or agents and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws (collectively, the "Indemnified Parties" for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund and the Adviser) or litigation in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or litigation in respect thereof) or settlements, are related to the operations of the Fund and:

              (1) arise as a result of any failure by the Fund or the Adviser to provide the services and furnish the materials under the terms of this Agreement; or
              (2) arise out of or result from any material breach of any representation and/or warranty made by the Fund or the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund or the Adviser (including a failure, whether intentional or in good faith or otherwise, to comply with the diversification requirements specified in Article III of this Agreement); or
              (3) arise out of or result from the incorrect or untimely calculation or reporting of daily net asset value per share or dividend or capital gain distribution rate;

                  except to the extent provided in Sections 7.3(b) and 7.4 hereof. This indemnification will be in addition to any liability that the Fund or the Adviser otherwise may have.
         (b) The Company will not be entitled to indemnification under Section 7.3(a) if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of such party's duties and obligations under this Agreement, including the Company's failure to ensure that the Contracts will be treated as variable contracts under the Code for reasons other than the Fund's compliance with
              Section 817(h) of the Code.
         (c) The Indemnified Parties will promptly notify the Fund and the Adviser of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the Separate Account.

7.4      Indemnification Procedure

         Any person obligated to provide indemnification under this Article VII ("Indemnifying Party" for the purpose of this Section 7.4) will not be liable under the indemnification provisions of this Article VII with respect to any claim made against a party entitled to indemnification under this Article VII ("Indemnified Party" for the purpose of this
         Section 7.4) unless such Indemnified Party will have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim will have been served upon such Indemnified Party (or after such party will have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim will not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article VII, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of failure to give such notice. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also will be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless: (a) the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such counsel; or (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this Article VII. The indemnification provisions contained in this Article VII will survive any termination of this Agreement.

7.5      Indemnification for Failure to Comply with Diversification Requirements

         The  Fund  and  the  Adviser  acknowledge  that  any  failure  (whether intentional or in good faith or otherwise) to comply with the diversification requirements specified in Article III, Section 3.1 of this Agreement may result in the Contracts not being treated as variable contracts for federal income tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect the Company's corporate tax liability. Accordingly, without in any way limiting the effect of Sections 7.2(a) and 7.3(a) hereof and without in any way limiting or restricting any other remedies available to the Company, the losses, claims, damages, liabilities, including reasonable legal and other expenses for a failure to comply with the diversification requirements specified in Article III, Section 3.1 include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute membership interests of another investment company for those of the failed Fund or Portfolio (including but not limited to an order pursuant to Section 26(b) of the 1940 Act); fees and expenses of legal counsel and other advisors to the Company and any federal income taxes or tax penalties (or "toll charges" or exactments or amounts paid in settlement) incurred by the Company in connection with any such failure or anticipated or reasonably foreseeable failure.

                          ARTICLE VIII - APPLICABLE LAW

8.1 This Agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Illinois.
8.2 This Agreement will be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Commission may grant and the terms hereof will be interpreted and construed in accordance therewith.

                            ARTICLE IX - TERMINATION

9.1 This Agreement will terminate automatically in the event of it assignment, unless made with the written consent of each party, or:

         (a) at the option of any party, with or without cause, with respect to one, some or all of the Portfolios, upon twelve (12) month's advance written notice to the other parties or, if later, upon receipt of any required exemptive relief or orders from the SEC, unless otherwise agreed in a separate written agreement among the parties; or

         (b) at the option of the Company, with respect to any Portfolio if membership interests of the Portfolio are not reasonably available to meet the requirements of the Contracts as determined in good faith by the Company; or

         (c) at the option of the Company, with respect to any Portfolio in the event any of the Portfolio's membership interests are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such membership interests as the underlying investment media of the Contracts issued or to be issued by Company; or

         (d) at the option of the Fund, upon institution of formal proceedings against the Company by the NASD, the Commission, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Separate Account, or the purchase of the Fund membership interests, provided that the Fund determines in its reasonable judgment, that any such proceeding would have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or

         (e) at the option of the Company, upon institution of formal proceedings against the Fund, the Adviser or the Distributor by the NASD, the Commission or any state securities or insurance commission or any other regulatory body, provided that the Company determines in its reasonable judgment, that any such proceeding would have a material adverse effect on the Fund's, the Adviser's or the Distributor's ability to perform its obligations under this Agreement; or

         (f) at the option of the Company, with respect to any Portfolio if the Fund fails to meet the diversification requirements specified in
              Section 3.1 hereof or if the Company reasonably believes the Fund may fail to meet such requirements; or

         (g) at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement; or

         (h) at the option of the Company, if the Company determines in its sole judgment exercised in good faith that either the Fund, the Adviser or the Distributor has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company, or the Contracts (including the sale thereof); or

         (i) at the option of the Fund, the Adviser or the Distributor, if the Fund, the Adviser or the Distributor respectively, determines in its sole judgment exercised in good faith that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund, the Adviser, or the Distributor.; or

         (j) at the option of the Company or the Fund upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Separate Account (or any sub-account) to substitute the membership interests of another investment company for the corresponding Portfolio's membership interests of the Fund in accordance with the terms of the Contracts for which those Portfolio membership interests had been selected to serve as the underlying portfolio. The Company will give sixty (60) days' prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Fund's membership interests or of the filing of any required regulatory approval(s). The effective date of any proposed substitution shall not be earlier than twelve (12) months from the date of such prior written notice; or (k) subject to the Fund's compliance with
              Article III at the option of the Fund in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law. Termination will be effective immediately upon such occurrence without notice.

9.2      Notice Requirement

         (a) In the event that a party to this Agreement terminates the Agreement based upon the provisions of Sections 10.1(b)-(g), prompt written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating party. The Agreement shall be terminated effective upon receipt of such notice by the non-terminating party(ies).

         (b) In the event that a party to this Agreement terminates the Agreement based upon the provisions of Sections 10.1(h) or (i), prior written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating party(ies). Such prior written notice shall be given by the party terminating this Agreement to the non-terminating party(ies) at least sixty (60) days before the effective date of termination.

9.3      Effect of Termination

         Notwithstanding any termination of this Agreement, the Fund, the Adviser and the Distributor will, at the option of the Company, continue to make available additional membership interests of the Fund pursuant to the terms and conditions of this Agreement, for all
         Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Designated Portfolios (as in effect on such date), redeem investments in the Designated Portfolios and/or invest in the Designated Portfolios upon the making of additional purchase payments under the Existing Contracts.

9.4      Surviving Provisions

         Notwithstanding any termination of this Agreement, each party's obligations under Article VII to indemnify other parties will survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.

                               ARTICLE X - NOTICES

Any notice will be deemed duly given when sent by certified mail, return receipt requested, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties. All notices will be deemed given three (3) business days after the date received or rejected by the addressee:

                  If to the Company:
                  -----------------
                  American Skandia Life Assurance Corporation
                  1 Corporate Drive
                  P.O. Box 883
                  Shelton, Connecticut 08484-0883
                  Attn: Mr. Gordon C. Boronow

                  If to the Fund:
                  --------------
                  First Defined Portfolio Fund LLC
                  1001 Warrenville Road, Suite 300
                  Lisle, Illinois 60532
                  Attn:  W. Scott Jardine, Esq.

                  If to the Adviser:
                  -----------------
                  First Trust Advisors L.P.
                  1001 Warrenville Road, Suite 300
                  Lisle, Illinois 60532
                  Attn:  W. Scott Jardine, Esq.

                  If to the Distributor:
                  ---------------------
                  Nike Securities L.P.
                  1001 Warrenville Road, Suite 300
                  Lisle, Illinois 60532
                  Attn:  W. Scott Jardine, Esq.

                           ARTICLE XI - MISCELLANEOUS

11.1 All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the trustees, employees, managers, officers, agents or members assume any personal liability for obligations entered into on behalf of the Fund.

11.2     The  Fund,  the  Adviser  and  the  Distributor  acknowledge  that  the identities of the customers of the Company or any of its affiliates (collectively the "Protected Parties" for purposes of this Section 11.2), information maintained regarding those customers, and all computer programs and procedures developed by the Protected Parties or any of their employees or agents in connection with the Company's performance of its duties under this Agreement are the valuable property of the Protected Parties. The Fund, the Adviser and the Distributor agree that if they come into possession of any list or compilation of the identities of or other information about the Protected Parties' customers, or any other property of the Protected Parties, other than such information as may be independently developed or compiled by the Fund, the Adviser and the Distributor from information supplied to them by the Protected Parties' customers who also maintain accounts directly with the Fund, the Adviser and the Distributor, the Fund, the Adviser and the Distributor will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with the Company' s prior written consent; or (b) as required by law or judicial process. The Fund, the Adviser and the Distributor acknowledge that any breach of the agreements in this
         Section 11.2 would result in immediate and irreparable harm to the Protected Parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the Protected Parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

11.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.4     This  Agreement  may  be  executed   simultaneously   in  two  or  more
         counterparts, each of which taken together will constitute one and the same instrument.

11.5 If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be affected thereby.

11.6 This Agreement will not be assigned by any party hereto without the prior written consent of all the parties.

11.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal law.

11.8 The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

11.9 Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including without limitation the Commission, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

11.10 Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

11.11 The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Separate Accounts or the Portfolios of the Fund or other applicable terms of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

                                AMERICAN SKANDIA I.IFE ASSURANCE
                                CORPORATION

                                By: ______________________________
                                    Gordon C. Boronow

                                    Deputy Chief Executive Officer and President

                                FIRST DEFINED PORTFOLIO FUND LLC

                                By: ______________________________

                                FIRST TRUST ADVISORS L.P.

                                By: ______________________________

                                NIKE SECURITIES L.P.

                                By: ______________________________

September 8, 1999                                                    Page 1 of 1
                             PARTICIPATION AGREEMENT

                                   SCHEDULE A

The following Separate Accounts and Associated Contracts of American Skandia Life Assurance Corporation are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule B:

Contracts Funded by Separate Account                    Name of Separate Account
------------------------------------                    ------------------------

Defined Investments Annuity                      American Skandia Life Assurance
                                         Corporation Variable Separate Account B
                                                          (Class 3 Sub-Accounts)

                             PARTICIPATION AGREEMENT

                                   SCHEDULE B

The Separate Account(s) shown on Schedule A may invest in the following Portfolios of the Fund.

                          The DowSM Target 5 Portfolio

                           The DowSM DART 10 Portfolio

                           Global Target 15 Portfolio

                             S&P Target 10 Portfolio

                           NASDAQ Target 15 Portfolio

                   First Trust(R) 10 Uncommon Values Portfolio

                    First Trust(R) Internet Sector Portfolio

                 First Trust(R) Pharmaceutical Sector Portfolio

               First Trust(R) Financial Services Sector Portfolio

                   First Trust(R) Technology Sector Portfolio

                     First Trust(R) Energy Sector Portfolio

                             PARTICIPATION AGREEMENT

                                   SCHEDULE C

                             PROXY VOTING PROCEDURES

The following is a list of procedures and corresponding responsibilities for the handling of proxies and voting instructions relating to the Fund. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Company" shall also include the department or third party assigned by the Company to perform the steps delineated below.

1. The proxy proposals are given to the Company by the Fund as early as possible before the date set by the Fund for the shareholder meeting to enable the Company to consider and prepare for the solicitation of voting instructions from owners of the Contracts and to facilitate the establishment of tabulation procedures. At this time the Fund will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

2. Promptly after the Record Date, the Company will perform a "tape run", or other activity, which will generate the names, addresses and number of units which are attributed to each contract owner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date.

     Note: The number of proxy statements is determined by the activities described in this Step #2. The Company will use its best efforts to call in the number of Customers to the Fund , as soon as possible, but no later than two weeks after the Record Date.

3.   The Fund's  Annual  Report  must be sent to each  Customer  by the  Company either before or together with the Customers' receipt of voting, instruction solicitation material. The Fund will provide the last Annual Report to the Company pursuant to the terms of Section 3.3 of the Agreement to which this Schedule relates.

4. The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Company by the Fund. The Company, at its expense, shall produce and personalize the Voting Instruction Cards. The Fund or its affiliate must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:

|X|      name (legal name as found on account registration)
|X|      address
|X|      Fund or account number
|X|      coding to state number of units
|X| individual Card number for use in tracking and verification of votes (already on Cards as printed by the Fund).

     (This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

5. During this time, the Fund will develop, produce and pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Company). Contents of envelope sent to Customers by the Company will include:

|X|      Voting Instruction Card(s)
|X|      one proxy notice and statement (one document)
|X| return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent
|X| "urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Fund.)
|X| cover letter - optional, supplied by Company and reviewed and approved in advance by the Fund

6. The above contents should be received by the Company approximately 3-5 business days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to the Fund.

7.   Package mailed by the Company.
     * The Fund must allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but NOT including,) the meeting, counting backwards.

8. Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

     Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company's internal procedure and has not been required by the Fund in the past.

9. Signatures on Card checked against legal name on account registration which was printed on the Card. Note: For Example, if the account registration is under "John A. Smith, Trustee," then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

10. If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter and a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be NOT RECEIVED for purposes of vote tabulation. Any Cards that have been "kicked out" (e.g. mutilated, illegible) of the procedure are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

11. There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

12. The actual tabulation of votes is done in units which is then converted to membership interests. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of MEMBERSHIP INTERESTS.) The Fund must review and approve tabulation format.

13. Final tabulation in membership interests is verbally given by the Company to the Fund on the morning of the meeting not later than 10:00 a.m. Eastern time. The Fund may request an earlier deadline if reasonable and if required to calculate the vote in time for the meeting.

14. A Certification of Mailing and Authorization to Vote Membership interests will be required from the Company as well as an original copy of the final vote. The Fund will provide a standard form for each Certification.

15. The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, the Fund will be permitted reasonable access to such Cards.

16. All approvals and "signing-off' may be done orally, but must always be followed up in writing.

                             PARTICIPATION AGREEMENT

                                   SCHEDULE D

Pursuant to the 12b-1 Service Plan adopted by the Fund, the Distributor has been compensated a service fee in the amount of 0.25% per annum of the average daily net assets of each Portfolio of the Fund which amounts the Distributor has elected to provide to the Company as a service fee for providing account services to Contract owners. Such account services include, but are not limited to:

1.   establishing and maintaining Contract owner accounts;
2.   answering inquiries;
3.   providing other personal services to Contract owners;
4. providing information periodically to Contract owners showing, their interest in the Separate Account or sub-accounts thereof that invest in the Fund or in any Portfolios thereof;
5. addressing inquiries of Contract owners relating to investing, exchanging or transferring, or redeeming interest under the Contracts, which inquires may relate to the Fund or a Portfolio;
6. providing explanations to Contract owners regarding Fund investment objectives and policies and other information abut the Fund and the Portfolios, including the performance of the Portfolios;
7. delivering any prospectuses, statements of additional information or annual or semi-annual reports relating to the Fund; and
8. delivering any notices of shareholder meetings and proxy statements accompanying such notices in connection with general and special meeting of shareholders of the Fund under which contract owners may have voting rights and tabulating the votes of Contract owners tendering voting instructions to the Separate Account.

Such amounts shall be payable by the Distributor to the Company on a monthly basis, in arrears.

September 8, 1999